Exhibit 10.1

FIRST AMENDMENT TO LOAN DOCUMENTS

This First Amendment to Loan Documents (this “Amendment”), dated as of September 2, 2020, is by and among SST IV 13788 W GREENWAY RD, LLC, SST IV 852 METCALF ST, LLC, SST IV 1071 MARSHALL FARMS RD, LLC, and SST IV 9800 ARDREY KELL RD, LLC, each, a Delaware limited liability company (collectively, the “Original Borrowers”), SST IV 3811 TAMIAMI TRL, LLC, a Delaware limited liability company (the “New Borrower”, and together with the Original Borrowers, the “Borrower”), STRATEGIC STORAGE TRUST IV, INC., a Maryland corporation (“Guarantor”), and TCF NATIONAL BANK, a national banking association (in its individual capacity, “TCF”, and in its capacity as lead arranger and administrative agent acting for the Loan, “Administrative Agent”).

RECITALS

A.Original Borrowers obtained a loan from TCF (the “Loan”) pursuant to the terms of a Syndicated Term Loan Agreement dated March 30, 2020 (the “Loan Agreement”). The Loan is evidenced by a Term Loan Promissory Note dated March 30, 2020, in the maximum principal amount of $31,542,500.00 (the “Note”) and secured by those certain security instruments (the “Security Instruments”), each encumbering the respective Parcel legally described therein (collectively, the “Property”).

B.Certain of Original Borrowers’ obligations under the Loan Documents are guaranteed by Guarantor pursuant to a Guaranty of Recourse Carve-Outs dated March 30, 2020 (the “Guaranty”).

C.Original Borrowers and Guarantor are also parties to an Environmental Indemnity Agreement dated March 30, 2020 with respect to the Property (the “Environmental Indemnity”).

D.The Loan Agreement, the Note, the Security Instruments, the Guaranty, the Environmental Indemnity, and all other documents evidencing, securing, or otherwise governing the Loan, as they may have been amended or modified, are referred to herein collectively as the “Loan Documents.”

E.As of September 2, 2020, the Principal Balance is $31,049,526.23, which consists of the Initial Advance in the amount of $30,542,500.00 and disbursements from the Interest Reserve in the total amount of $507,026.23.

F.New Borrower recently acquired the property commonly known as 3811 Tamiami Trail, Punta Gorda, Florida 33950 (the “Punta Gorda Parcel”) and desires to join in and assume the Loan as a co-borrower and pledge the Punta Gorda Parcel as additional Collateral for the Loan, on the terms and conditions set forth in this Amendment.

G.To accommodate this request, Borrower, Administrative Agent, and TCF desire to modify the Loan on the terms and conditions set forth in this Amendment.

AGREEMENTS

In consideration of the mutual promises, covenants, and conditions set forth herein, the parties hereto hereby agree as follows:

1.TERMINOLOGY. The terms used in this Amendment shall have the same meanings as in the Loan Agreement, unless a different meaning is assigned herein or is required by the context hereof.

2.NEW BORROWER ASSUMPTION AND JOINDER. New Borrower hereby (i) joins in and assumes the Loan as a co-borrower with Original Borrowers and agrees to pay the unpaid balance due and owing under the Loan Documents, together with interest thereon, all in accordance with the terms of the Loan Documents, and (ii) agrees to perform all of the other obligations of Original Borrowers under the Loan Agreement, the Note and the Environmental Indemnity Agreement, and be bound by, comply with and perform each and every other covenant, condition, agreement, representation, warranty, waiver, consent, acknowledgment and obligation of Original Borrowers under the Loan Agreement, the Note and the Environmental Indemnity Agreement with the same force and effect as if New Borrower itself had jointly executed and delivered the Loan Agreement, the Note and the Environmental Indemnity Agreement with Original Borrowers. The execution and delivery hereof shall not constitute a novation of the indebtedness evidenced by the Loan Documents or a modification or amendment of any covenant of the Original Borrowers under the Loan Documents. The foregoing assumption by New Borrower is absolute and unconditional.

3.ADDITIONAL ADVANCE. TCF has agreed to increase the amount of its Commitment to Borrower and make an additional advance of Loan Proceeds for New Borrower’s acquisition of the Punta Gorda Parcel (the “Additional Advance”). The amount of the Additional Advance shall be equal to the least of: (a) 55% of the “as-is” value of the Punta Gorda Parcel, as determined by an updated Appraisal reasonably acceptable to Administrative Agent, (b) 50% of the “as-stabilized” value of the Punta Gorda Parcel, as determined by an updated Appraisal reasonably acceptable to Administrative Agent, (c) an amount that will result in a Debt Yield of 9.50% for the Punta Gorda Parcel, as calculated by Administrative Agent based on the “as-stabilized” NOI from an updated Appraisal reasonably acceptable to Administrative Agent, or (d) $9,240,000.00. Upon satisfaction of all of the Conditions of Effectiveness (defined below), TCF will disburse the Additional Advance to Borrower. Upon TCF’s disbursement of the Additional Advance, the Principal Balance will equal $40,289,526.23, which consists of the Initial Advance in the amount of $30,542,500.00, disbursements from the Interest Reserve in the amount of $507,026.23, and the disbursement of the Additional Advance in the amount of $9,240,000.00. The remaining $492,973.77 of the Commitment Amount is available for disbursement as part of the Interest Reserve in accordance with Section 2.20 of the Loan Agreement.

4.AMENDMENTS TO LOAN DOCUMENTS. Upon satisfaction of all of the Conditions of Effectiveness (defined below), the following amendments shall take effect:

4.1Commitment Amount. The Loan Agreement shall be amended and modified to increase the Commitment from TCF from $31,542,500.00 to $40,782,500.00 and Schedule 2.1 attached to the Loan Agreement is hereby deleted in its entirety and replaced with the attached Replacement Schedule 2.1. Any and all references in the Loan Documents to the maximum principal amount of the Loan shall be and mean $40,782,500.00.

4.2New Defined Term. The following definition is hereby added to Section 1.2 of the Loan Agreement:

“Punta Gorda Parcel” means the real estate commonly known as 3811 Tamiami Trail, Punta Gorda, Florida 33950, and legally described on Exhibit A-5 attached hereto, together with all easements and other rights appurtenant thereto.

4.3Revised Defined Terms. The following definitions contained in Section 1.2 of the Loan Agreement, and all references to such terms in the Loan Agreement, the Guaranty, and the Environmental Indemnity are hereby deleted in their entirety and replaced with the following:

“Borrower” means, individually and collectively, SST IV 13788 W Greenway Rd, LLC, SST IV 852 Metcalf St, LLC , SST IV 1071 Marshall Farms Rd, LLC, SST IV 9800 Ardrey Kell Rd, LLC, and SST IV 3811 Tamiami Trl, LLC, each, a Delaware limited liability company.

“Municipality” means (i) with respect to the Arizona Parcel, the City of Surprise, Arizona (ii) with respect to the California Parcel, the City of Escondido, California, (iii) with respect to the Florida Parcel, the City of Ocoee, Florida, (iv) with respect to the North Carolina Parcel, the City of Charlotte, North Carolina, and (v) with respect to the Punta Gorda Parcel, the City of Punta Gorda, Florida.

“Note” means that certain Amended and Restated Term Loan Promissory Note in the stated aggregate principal amount of the Loan dated as of September 2, 2020, made by Borrower and payable to the order of Administrative Agent, as the same may be amended, restated, modified or supplemented and in effect from time to time.

“Parcel” means any one of the Arizona Parcel, the California Parcel, the Florida Parcel, the North Carolina Parcel, and the Punta Gorda Parcel.

“Security Instrument” means, collectively, the following executed by each party comprising Borrower, as applicable, for the benefit of Administrative Agent, as each may be amended or modified from time to time: (i) that certain Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents encumbering the California Parcel; (ii) that certain Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents encumbering the Arizona Parcel; (iii) that certain Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents, encumbering the Florida Parcel; (iv) that certain Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents, encumbering the North Carolina Parcel; and (v) that certain Mortgage,

Security Agreement, Fixture Filing and Assignment of Leases and Rents, encumbering the Punta Gorda Parcel.

4.4Loan Commitment Allocations. Schedule 4.5 attached to the Loan Agreement is hereby deleted in its entirety and replaced with the attached Replacement Schedule 4.5.

4.5Punta Gorda Parcel Legal Description. Exhibit A-5 attached to this Amendment shall be added as Exhibit A-5 to the Loan Agreement and Exhibit A-5 to the Environmental Indemnity Agreement.

4.6New Borrower Organizational Chart. Exhibit F-5 attached to this Amendment shall be added as Exhibit F-5 to the Loan Agreement, and the third sentence of Section 5.1(b) of the Loan Agreement shall be amended to include such Exhibit.

4.7Environmental Report. The following environmental report for the Punta Gorda Parcel shall be added to Exhibit B of the Environmental Indemnity, as follows:

Punta Gorda Parcel:
Phase I Environmental Site Assessment dated March 5, 2020, prepared by AEI Consultants, as Project No. 419232.

5.NEW NOTE. Concurrently herewith, Borrower will execute an Amended and Restated Term Loan Promissory Note payable to Administrative Agent in the amount of $40,782,500.00 (the “New Note”). Any and all references in the Loan Documents to the “Note” shall be and mean the New Note.

6.AMENDMENTS TO SECURITY INSTRUMENT. Concurrently herewith, Borrower will execute a first amendment to each of the existing Security Instruments modifying those instruments to secure Borrower’s obligations under the Loan Documents, as amended hereby (the “Amendments to Security Instruments”).

7.Conditions of effectiveness.

7.1Notwithstanding its execution by all parties, TCF shall disburse the Additional Advance to Borrower and the foregoing amendments shall become effective only upon satisfaction of all of the following “Conditions of Effectiveness”:

7.1.1No Defaults. Borrower is in full compliance with all of its covenants and agreements under the Loan Documents, and there is no Default or Event of Default under the Loan Documents.

7.1.2Modification Fee. Borrower shall have paid to Administrative Agent a modification fee in the amount of $46,200.00.

7.1.3Title Updates. Administrative Agent has obtained, at Borrower’s expense, such new title policy or modification, date down, or other endorsements to Administrative Agent’s existing Title Policy for each Parcel as Administrative Agent may require to insure the continued validity of the Security Instrument and its first lien priority on the Property over all encumbrances other than the Permitted Encumbrances and other exceptions approved by Administrative Agent. Borrower and Guarantor understand that the amendments set forth herein shall not be effective or binding upon Administrative Agent in any respect until the required policy or endorsements have been issued in a form satisfactory to Administrative Agent.

7.1.4Resolutions. Borrower and Guarantor shall have delivered to Administrative Agent resolutions certified by an appropriate representative authorizing the execution and delivery of the this Amendment, the New Note, the Amendments to the Security Instruments and any and all documents necessary to effectuate this Amendment or otherwise required by Administrative Agent.

7.1.5Good Standings. Borrower shall have delivered to Administrative Agent updated certificates of good standing for each Borrower and Guarantor from their respective states of formation and a certificate of good standing or existence for each Borrower from the state in which the Parcel owned by such Borrower is located.

7.1.6Execution and Recording of Documents. Borrower and Guarantor, as applicable, have executed any and all documents necessary to effectuate this Amendment or otherwise reasonably required by Administrative Agent, including the Amendments to the Security Instruments, the New Note, and UCC financing statements, and such documents have been filed or recorded, where necessary.

7.1.7Punta Gorda Documents. New Borrower shall have executed and/or delivered to Administrative Agent those of the following documents and other items required to be executed and/or delivered by New Borrower with respect to the Punta Gorda Parcel, and shall cause to be executed and/or delivered to Administrative Agent those of the following documents and other items required to be executed and/or delivered by others, all of which documents and other items shall contain such provisions as shall be required to conform to the Loan Documents and this Amendment and otherwise shall be reasonably satisfactory in form and substance to Administrative Agent (collectively, the “Punta Gorda Documents”):

7.1.7.1Loan Documents. Fully executed, if necessary, original copies of each of the following Loan Documents: (i) Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents; (ii) Assignment and Subordination of Management Agreement; (iii) Florida Regulation Z Notice; and (iv) UCC-1 Financing Statement.

7.1.7.2Title Insurance Policy. A Title Policy issued by the Title Company in the full amount of the Additional Advance naming Administrative Agent as the insured party and New Borrower as the owner and fee simple title holder of the Punta Gorda Parcel, in each case subject only to the Permitted Encumbrances, and insuring the lien of the applicable Security Instrument as a first and prior lien upon the Punta Gorda Parcel, subject to no exceptions other than the Permitted Encumbrances and other exceptions approved by Administrative Agent. The Title Policy must specifically insure Administrative Agent for claims and questions related to claims for mechanics’ or materialmen’s liens and shall include such available endorsements as are reasonably satisfactory to Administrative Agent.

7.1.7.3Survey. A Survey of the Punta Gorda Parcel no older than ninety (90) days, which Survey must be prepared by a registered land surveyor in accordance with the current survey standards of the American Land Title Association and National Society of Professional Surveyors. The Survey shall be certified to Borrower, Administrative Agent and the Title Company. The Survey shall include such information as may be required by the Title Company to provide survey coverage in the Title Policy and shall be satisfactory to Administrative Agent in all material respects.

7.1.7.4Insurance Policies. Certificates of insurance for all insurance policies required pursuant to Section 9 of the Loan Agreement, or at Administrative Agent’s request copies of the insurance policies.

7.1.7.5Environmental Report. The environmental report described in Section 4.7 above, together with a reliance letter addressed to Administrative Agent, or a separate agreement with such consultant permitting Administrative Agent to rely on such report.

7.1.7.6Appraisal. An “as is” and “as stabilized” Appraisal satisfactory to Administrative Agent.

7.1.7.7Documents of Record. Copies of all covenants, conditions, restrictions, easements and matters of record which affect the Punta Gorda Parcel.

7.1.7.8Searches. Current Uniform Commercial Code, federal and state tax lien and judgment searches, pending suit and litigation searches and bankruptcy court filings searches covering the New Borrower and disclosing no matters objectionable to Administrative Agent.

7.1.7.9Flood Plain. Evidence that (i) adequate flood insurance is in effect for the Punta Gorda Parcel; and (ii) no portion of the Punta Gorda Parcel is located in a federally, state or locally designated wetland or other type of government protected area.

7.1.7.10Borrower’s and Guarantor’s Attorney’s Opinion. An opinion of one or more counsel for the Obligors satisfactory to Administrative Agent.

7.1.7.11Organizational Documents. A certified copy (certified, where applicable, by the state office in which such documents were filed, and in all other cases by an appropriate representative of the entity) of the following documents for the New Borrower: (i) the duly executed Limited Liability Company Agreement; (ii) the Certificate of Formation; (iii) resolutions authorizing the execution and delivery of the Loan Documents by New Borrower, certified by an appropriate representative; (iv) an incumbency certificate, including specimen signatures for all individuals executing any of the Loan Documents, certified by the secretary or other appropriate representative; (v) certificates of good standing from the States of Delaware and Florida; and (vi) all other instruments and documents concerning the formation and existence of New Borrower, and the execution and delivery of the Loan Documents by the New Borrower, Guarantor and Manager, reasonably required by the Administrative Agent.

7.1.7.12Real Estate Taxes. Evidence satisfactory to Administrative Agent that real estate taxes due and payable with respect to the Punta Gorda Parcel, if any, have been paid in full. In connection therewith, Borrower shall deliver to Administrative Agent copies of the most recent real estate tax bills for the Punta Gorda Parcel.

7.1.7.13Financial Statements. All financial information reasonably requested by Administrative Agent with respect to Borrower, including the New Borrower and Guarantor, including but not limited to the most recent semi-annual financial statements for the Guarantor.

7.1.7.14Property Management Agreement. A copy of the Property Management Agreement for the Punta Gorda Parcel.

7.1.7.15Property Report. An inspection report on the Punta Gorda Parcel prepared by an engineering or architectural firm retained by Administrative Agent and satisfactory in all respects to Administrative Agent.

7.1.7.16Occupancy Report. A certified occupancy report with respect to the Punta Gorda Parcel in form and substance reasonably satisfactory to Administrative Agent.

7.1.7.17Additional Documents. Such other papers and documents regarding the New Borrower and the Punta Gorda Parcel as Administrative Agent may reasonably require.

7.2The Conditions of Effectiveness are intended solely for Administrative Agent’s benefit and may, at Administrative Agent’s election and in its sole discretion be enforced, fully or partially waived, or transformed into covenants of Borrower to be performed following effectiveness of the foregoing amendments upon Administrative Agent’s subsequent written notice and demand.

7.3Notwithstanding the foregoing, TCF’s disbursement of the Additional Advance shall constitute TCF’s acknowledgment that all of the Conditions of Effectiveness have been satisfied or waived by Administrative Agent and TCF.

8.Lien Priority. The Property shall remain and continue in all respects subject to the Security Instruments and nothing in this Amendment or done pursuant to this Amendment or the Amendment to Security Instrument shall affect or be construed to affect Administrative Agent’s first-lien priority with respect to the Property.

9.REPRESENTATIONS AND WARRANTIES. Borrower and Guarantor hereby acknowledge, represent, warrant, and agree as follows:

9.1The Recitals set forth above are true and accurate.

9.2New Borrower is the fee simple owner of the Punta Gorda Parcel, and Administrative Agent has not assumed, and does not hereby assume, control of the Punta Gorda Parcel.

9.3There is no Default or Event of Default under the Loan Documents.

9.4All necessary steps have been taken to perfect Administrative Agent’s interest in the Property as security for the Loan, and the Security Instruments are, and shall continue to be, a first and paramount lien against the Property securing Borrower’s obligations under the Loan Documents, as amended hereby and by any related documents executed by Borrower in connection herewith. There are no liens, charges, or encumbrances against the Property that are now or may hereafter become prior to the Security Instruments.

9.5All information provided in Borrower’s beneficial ownership certification is true, complete, and correct in all material respects as of the date thereof.

9.6All documents and other information requested by Administrative Agent from Borrower and Guarantor as a condition to entering into this Amendment are, to Borrower’s actual knowledge, true, complete, and accurate in all material respects.

9.7The Guaranty is and shall remain fully binding and enforceable in accordance with its terms as to Borrower’s obligations under the Loan, as amended hereby. Guarantor’s obligations under the Guaranty are and shall continue to be entirely separate and independent from the obligations of Borrower under the Loan Documents.

9.8Borrower and Guarantor acknowledge that Administrative Agent is relying on the warranties, representations, releases, and agreements of Borrower and Guarantor in this Amendment, and would not enter into this Amendment or agree to modify the Loan Documents without such warranties, representations, releases, and agreements.

10.RELEASE. Borrower and Guarantor agree that Administrative Agent has not breached any of its obligations under the Loan Documents, and Borrower and Guarantor have no claims against Administrative Agent, its predecessors, successors, assigns, or participants, or any of their officers, directors, agents, employees, and other affiliates (collectively, the “Released Parties”) for fraud, misrepresentation, lender misconduct, lender liability, breach of alleged fiduciary duty, or other tort or wrongdoing. Borrower and Guarantor hereby release and forever discharge the Released Parties of and from any and all claims, causes of action, rights of offset, and rights to damages that Borrower or Guarantor has or may have, or may be entitled to assert, against the Released Parties for any reason whatsoever by reason of any actions, events, or occurrences prior to the date of this Amendment, except for Borrower’s rights to enforce Administrative Agent’s further obligations under the Loan Documents, as amended hereby. The provisions, waivers, and releases set forth in this section are binding upon Borrower and Guarantor and their respective agents, employees, representatives, officers, directors, partners, members, joint venturers, affiliates, assigns, heirs, successors-in-interest and shareholders. Neither Borrower nor Guarantor have any claims, defenses, counterclaims, or rights of offset against any of the Released Parties arising out of or in any way connected with the Loan.

11.Payment of Administrative Agent’s Expenses. In addition to Borrower’s payment of the modification fee set forth above, Borrower agrees to reimburse Administrative Agent for all reasonable out-of-pocket expenses incurred by Administrative Agent in connection with the drafting, negotiation, execution, and delivery of this Amendment and all related documents, including, without limitation, reasonable attorneys’ fees and costs incurred by Administrative Agent, premiums for any new title policy or endorsements to Administrative Agent’s existing Title Policy, appraisal fees, recording charges, escrow fees, and any other reasonable costs.

12.Effect on Loan Documents. This Amendment shall be sufficient to serve as an amendment to all of the Loan Documents, as appropriate. This Amendment supersedes and shall control over any inconsistent provisions of the Loan Documents, or any previous extensions or other amendments of the Loan Documents. Except as amended herein, the Loan Documents shall remain in full force and effect as written, and the provisions of the Loan Documents shall remain unaffected, unchanged, and unimpaired hereby.

13.AUTHORIZATION/BINDing Effect. Each of Borrower and Guarantor warrants and represents that the execution and delivery of this Amendment by Borrower and Guarantor, respectively, was duly authorized by all individuals or entities whose authorization was required for this Amendment to be effective. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

14.Applicable Law. This Amendment shall be construed in all respects and enforced according to the laws of the State of Illinois, without regard to that state’s choice of law rules.

15.COUNTERPARTS. The parties may execute this Amendment in any number of counterparts, each of which shall be deemed an original instrument but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, Borrower, Guarantor, Administrative Agent, and TCF have executed this Amendment as of the day and year first above written.

BORROWER:

SST IV 13788 W GREENWAY RD, LLC,
a Delaware limited liability company

By:	Strategic Storage Trust IV, Inc., a Maryland corporation, its Manager

By: /s/ H. Michael Schwartz
H. Michael Schwartz, Chief Executive Officer

SST IV 852 METCALF ST, LLC,
a Delaware limited liability company

By:	Strategic Storage Trust IV, Inc., a Maryland corporation, its Manager

By: /s/ H. Michael Schwartz
H. Michael Schwartz, Chief Executive Officer

SST IV 1071 MARSHALL FARMS RD, LLC,
a Delaware limited liability company

By:	Strategic Storage Trust IV, Inc., a Maryland corporation, its Manager

By: /s/ H. Michael Schwartz
H. Michael Schwartz, Chief Executive Officer

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SST IV 9800 ARDREY KELL RD, LLC,
a Delaware limited liability company

By:	Strategic Storage Trust IV, Inc., a Maryland corporation, its Manager

By: /s/ H. Michael Schwartz
H. Michael Schwartz, Chief Executive Officer

SST IV 3811 TAMIAMI TRL, LLC,
a Delaware limited liability company

By:	Strategic Storage Trust IV, Inc., a Maryland corporation, its Manager

By: /s/ H. Michael Schwartz
H. Michael Schwartz, Chief Executive Officer

GUARANTOR:

STRATEGIC STORAGE TRUST IV, INC.,
a Maryland corporation

By: /s/ H. Michael Schwartz
H. Michael Schwartz, Chief Executive Officer

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ADMINISTRATIVE AGENT:

TCF NATIONAL BANK,
a national banking association

By:	/s/ Mikal Christopherson Mikal Christopherson, Senior Vice President

TCF:

TCF NATIONAL BANK,
a national banking association

By:	/s/ Mikal Christopherson Mikal Christopherson, Senior Vice President

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